PAMET SYSTEMS, INC.
                             1000 Main Street
                        Acton, Massachusetts 01720
                        ___________________________

                             NOTICE OF ANNUAL
                         MEETING OF STOCKHOLDERS
                        ___________________________

                                            Acton, Massachusetts
                                            May 5, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PAMET SYSTEMS, INC. (the "Company"), a Massachusetts corporation, will be held at the executive offices of the Company, 1000 Main Street, Acton, Massachusetts 01720 on May 28, 1999, at 10:00 a.m. (Eastern Standard Time), for the purposes of considering and voting upon the following matters, as more fully described in the attached Proxy Statement:

1. To elect Dr. Joel B. Searcy and Dr. Davinder Sethi to serve as directors for a term of three years (expiring in 2002) and until their respective successors are elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those stockholders of record at the close of business on April 30, 1999 shall be entitled to receive notice of, and vote at the meeting and any adjournment(s) thereof. Such stockholders may vote in person or by proxy. The stock transfer books will not be closed.

All stockholders are cordially invited to attend the meeting in person. In any event, please mark your votes, then date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise as provided herein. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

The Annual Report of the Company for the fiscal year ended December 31, 1998 is also enclosed.

                                       By order of the Board Of Directors



                                       ARTHUR V. JOSEPHSON, JR.
                                       Clerk

                            PAMET SYSTEMS, INC.
                             1000 Main Street
                        Acton, Massachusetts 01720

                           ___________________

                             PROXY STATEMENT
                           ___________________


                     ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MAY 28, 1999

This Proxy Statement is furnished to holders of Common Stock, $.01 par value per share (the "Common Stock") of Pamet Systems, Inc. (the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 1000 Main Street, Acton, Massachusetts on May 28, 1999, at 10:00 a.m., and at any and all adjournments thereof. Stockholders may revoke the authority granted by their execution of proxies at any time prior to their use by filing with the Clerk of the Company a written revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company. The Company may also enlist the aid of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about May 4, 1999.

Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them (i) FOR the election of Dr. Joel B. Searcy and Dr. Davinder Sethi to serve as directors for a term of three years (expiring in 2002) and until their successors are elected and qualified and (ii) in the discretion of such persons named in the proxy on any other proposals to properly come before the meeting or any adjournment thereof.

                                 VOTING

Only stockholders of record at the close of business on April 30, 1999 will be entitled to vote at the meeting and any and all adjournments thereof. As of April 30, 1999, the Company had issued and outstanding 2,545,500 shares of Common Stock. Each holder of Common Stock will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. The holders of fifty-one percent (51%) of the outstanding shares of Common Stock constitute a quorum and are required to be present in person or by proxy to conduct business at the meeting.

Directors are elected by a plurality of the votes cast at the meeting. Broker non-votes and abstentions will have no effect on the election of Directors at the Annual Meeting. The Board of Directors recommends a vote FOR each of the nominees named below.


                         ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class of directors will be elected at the 1999 Annual Meeting. The directors in Class III, Dr. Joel B. Searcy and Dr. Davinder Sethi, are nominated for a term of three years and until their successors are duly elected and have qualified. Each nominee has indicated to the Company that he is willing to serve as a director of the Company if elected, and the Board of Directors has no reason to believe that any of the nominees will become unable or unwilling to serve, although it is anticipated that Dr. Searcy will relinquish his title of Chairman of the Board of Directors. However, in the event that any nominee should become unavailable for election for any presently unforeseen reason, the persons named in the form of proxy will vote for any nominee who shall be designated by the present Board of Directors.

The information set forth below as to the ages and principal occupations of these nominees and the other members of the Board of Directors has been furnished to the Company by such nominees or directors.






                 NOMINEES WHOSE TERMS EXPIRE IN 2002
                            (Class II)

                                                                 Director
Director Name           Age     Principal Occupation             Since
Dr. Joel B. Searcy      63      Dr. Searcy has been Chairman of  1987
                                the Board of Directors of the
                                Company since the Company's
                                inception in 1987, was President
                                and CEO until June 1997,
                                Treasurer until May 1991 and
                                served as Clerk until September
                                1990.

Dr. Davinder Sethi      65      Dr. Sethi has been an independent
                                advisor since 1996 and served
                                1998 as a Senior Advisor to
                                Barclays de Zoete Wedd, an
                                investment banking firm, from
                                1990 until 1996.


                  DIRECTORS WHOSE TERMS EXPIRE IN 2000
                              (Class I)

                                                                 Director
Director Name           Age     Principal Occupation             Since
Richard C. Becker       53      Mr. Becker has been Vice         1991
                                President - Finance and
                                Administration since June 1997,
                                Assistant Clerk since February
                                1991 and Treasurer since May
                                1991. He was Vice President and
                                Chief Operating officer of the
                                Company from June 1993 through
                                May 1997 and Vice President of
                                Finance and Administration of
                                the Company from January 1991
                                through June 1993.

Arthur V. Josephson,    55      Mr. Josephson has served as      1988
 Jr.                            Clerk for the Company since
                                September 1990. In addition to
                                his responsibilities to the
                                Company, Mr. Josephson has
                                served as an accounting
                                consultant to a number of
                                clients in Massachusetts since
                                1985.
                                Mr. Josephson also served as
                                the Treasurer of Assabet Valley
                                Home Health Association, Inc.,
                                a visiting nurse agency, from
                                1977 through October 1994.

Bruce J. Rogow          53      Mr. Rogow has served as a        1997
                                Gartner Group Fellow since 1992
                                at Gartner Group, a computer
                                consulting firm, and executive
                                principal of Rogow Opportunity
                                Capital, a private investment
                                firm, since 1997.


                      DIRECTORS WHOSE TERMS EXPIRE IN 2001
                                  (Class II)
                                                                   Director
Director Name           Age     Principal Occupation               Since

Dr. Stanley J. Robboy   57      Since January 1998, Dr. Robboy     1990
                                has been Vice Chairman Of the
                                department of Pathology at Duke
                                University Medical Center which
                                is in addition to the positions he
                                has held since April 1993. Since
                                April 1993 he has been Professor
                                of Pathology, Obstetrics and
                                Gynecology and Head of the
                                Division of Gynecologic Pathology
                                of the Department of Pathology at
                                Duke University Medical Center.


David T. McKay          56      Mr. McKay has been President and   1997
                                Chief Executive Officer of the
                                Company since June 1997. Mr. McKay
                                served as the Global Systems
                                Manager for Mobil Oil, an oil
                                production company, from 1996 to
                                1997. From 1994 to 1996 he was the
                                Vice President of Information
                                Systems at Moore Corporation, a
                                business forms company. From 1992
                                to 1994 he was a Vice President of
                                Gartner Group, a computer
                                consulting firm.



                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the fiscal year ended December 31, 1998 the Board of Directors of the Company held thirteen meetings. During such period, each of the current directors of the Company attended 75% or more of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board on which such director served.

The Board of Directors has two committees, an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

The Audit Committee consists of Bruce J. Rogow, Stanley J. Robboy and
Davinder Sethi. The Audit Committee acts as a liaison between the Company and its independent auditors and reports on matters pertaining to the Company's independent audit and the Company's accounting policies The Audit
Committee met once during fiscal 1998.

The Compensation Committee consists of Arthur Josephson, Jr., Bruce J.
Rogow, Stanley Robboy, and Davinder Sethi. The Compensation Committee was formed to make recommendations to the Board of Directors with respect to the compensation of the officers of the Company for each year and to administer the Company's employee benefit plans. The Compensation Committee met twice during fiscal 1998.

Directors who are not officers of the Company who were nominated and elected prior to November 1998 are entitled to receive an annual stipend of $1,000 for serving on the Board and its committees and reimbursement for out-of-pocket expenses in connection with their attendance at directors' meetings. Additionally, under the 1990 Stock Option Plan each non-employee director who was a director of the Company on the last day of a calendar year or has ceased to be a director during the calendar year due to his or her death or attainment of an age greater than 65 was automatically granted a non-qualified stock option to purchase 2,000 shares of Common Stock on January 1 of the succeeding calendar year at the fair market value per share on the date of grant.

In November 1998, the Company implemented a new compensation program for non-employee Directors. Under the new system Directors who are not officers of the Company who were nominated and elected after November 1998 will be granted a non qualified stock option to purchase 45,000 shares of Common
Stock. The vesting of the grant is over three years. In addition these Directors are entitled to receive an annual stipend of $6,000 for serving on the Board and its committees and reimbursement for out of pocket expenses in connection with their attendance at directors meetings. It is expected that Directors will be able to elect to receive their annual cash stipend in the form of Company common Stock



         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers and directors are required under Section
16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange
Commission. Copies of those reports must also be furnished to the Company.
Based solely on the Company's review of the copies of such reports it has received, the Company believes that all of its other executive officers and directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them except that Richard C. Becker, David
T. McKay and Dr. Stanley Robboy were each late in filing one Form 4 and one
Form 5 (each such late filing related to one transaction), Dr. Joel B.
Searcy was late in filing one Form 5 (which related to three transactions).


              SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS

The following table provides information regarding beneficial ownership as of April 30, 1999 of the Company's Common Stock as to (i) each nominee and director of the Company, (ii) each of the Named Executive Officers
(hereafter defined), (iii) each person who is known to the Company to be the beneficial owner of more than 5% of the Company's voting securities and
(iv) all directors and executive officers as a group. The information set forth below as to nominees, directors, and officers has been furnished to the Company by such nominee, officer or director.


                                                Percent of Common
Name and Address of     Amount and Nature of    Stock (if over 1%)
Beneficial Owner        Beneficial Ownership    Owned Beneficially
Dr. Joel B. Searcy              347,277(1)            13.5%
1000 Main Street
Acton, MA 01720

David T. McKay                   93,500(2)             3.0%
Richard C. Becker               101,000(3)             3.8%
Arthur V. Josephson, Jr.         62,750(4)             2.4%

Dr. Stanley J. Robboy           371,591(5)            14.2%
104 Donegal Drive
Chapel Hill, NC  27514

Bruce J. & Winnie R. Rogow      803,147(6)            27.3%
220 Ocean Avenue
Marblehead, MA 01945

Dr. Davinder Sethi               15,000(7)              *
37 East Ridge Road
Skillman, NJ  08559

William J. Bell 1993 Trust      544,826(8)            17.6%
10539 Bellagio Road
Los Angeles, CA  90077

Calvin Hori                     145,000(9)             5.7%
35 Norwich Road
Wellesley, MA 02181

Henry Mehlman                   161,698(10)            6.4%
40 Bartlett Street
Marblehead, MA 01945


All directors and executive   1,784,265(11)           53.3%
officers as a group (7 people)

*  Represents beneficial ownership of less that 1% of the Common Stock

(1) Includes 24,000 shares issuable upon the exercise of currently exercisable options.

(2) Includes 87,500 shares issuable upon the exercise of currently exercisable options.

(3) Includes 100,000 shares issuable upon the exercise of currently exercisable options.
(4) Includes 31,000 shares issuable upon the exercise of currently exercisable options.

(5) Includes 47,000 shares issuable upon the exercise of currently exercisable options, 109,090 shares of Common Stock issuable upon conversion of a $300,000 note convertible until February 28, 2001, at a price of $2.75 per share and 30,000 shares issuable upon the exercise of warrants exercisable any time prior to November 5, 2003 at a price of $2.75 per share.

(6) As reported on an Amendment No.3 to the Schedule 13D filed with the Securities and Exchange Commission on January 6, 1999, filed by Bruce
J. Rogow and Winnie R. Rogow relating to the beneficial ownership of (i) 5,000 shares of Common Stock held by Mr. Rogow's 401(k) account, (ii) 20,000 shares held by Mr. Rogow's retirement money purchase account, (iii) 95,000 shares of Common Stock held jointly, (iv) 4,000 shares held by Mrs. Rogow as custodian for Mr. and Mrs. Rogow's minor child, (v) 325,000 shares of Common Stock held by Rogow Opportunity Capital, LLC, a Massachusetts limited liability company ("Rogow Opportunity") of which Mr. and Mrs. Rogow are the sole members, (vi) warrants (the "Warrants") held by Rogow Opportunity exercisable at any time or from time to time prior to March 2, 2003, to purchase up to 31,250 shares of Common Stock at an exercise price of $4.25 per share, (vii) a note that is convertible at any time or from time to time prior to June 1, 2001 into up to 206,897 shares of Common Stock at a price of $1.45 per share and (viii) warrants exercisable at any time or from time to time prior to November 5, 2003, to purchase 120,000 shares of Common Stock at an exercise price of $2.50 per share.

(7) Represents 15,000 shares issuable upon the exercise of currently exercisable options.

(8) Represents 172,413 shares of Common Stock issuable upon conversion of a $250,000 note convertible until November 12, 2000 at a conversion price of $1.45 per share, 172,413 shares issuable upon the exercise of warrants exercisable at any time from time to time prior to November 12, 2003 at an exercise price of $1.45 per share, a $250,000 note convertible at a conversion price of $2.50 per share and 100,000 shares issuable upon the exercise of warrants exercisable at any time or from time to time prior to February 4, 2004 at an exercise price of $2.50 per share.

(9) As reported on Schedule 13D filed with the Securities and Exchange Commission on August 11,1995.

(10) As reported on Schedule 13D filed with the Securities and Exchange Commission on June 5,1995.

(11) Includes 801,737 shares issuable upon the exercise of currently exercisable options and warrants, conversion of convertible notes held by all directors and officers of the Company as a group.




                      EXECUTIVE OFFICERS OF THE COMPANY

        The following table set forth the names, ages and all positions and offices with the Company held by the Company's present executive officers


Name                    Age     Position

Dr. Joel B. Searcy      63      Dr. Searcy has been Chairman of
                                the Board of Directors of the
                                Company since the Company's inception in 1987, was President and CEO until June
                                1997, Treasurer until May 1991 and served as Clerk until September 1990.

David T. McKay          56      Mr. McKay has been President and
                                Chief Executive Officer of the
                                Company since June 1997. Mr. McKay
                                served as the Global Systems Manager
                                for Mobil Oil, an oil production company, from 1996 to 1997. From 1994 to 1996 he was the Vice President of
                                Information Systems at Moore Corporation, a business forms company. From 1992 to 1994 he was a Vice President of Gartner
                                Group, a computer consulting firm.

Richard C. Becker       53      Mr. Becker has been Vice
                                President - Finance and Administration
                                since June 1997, Assistant Clerk since
                                February 1991 and Treasurer since May 1991.
                                He was Vice President and Chief Operating officer of the Company from June 1993 through May 1997 and Vice President of
                                Finance and Administration of the
                                Company from January 1991 through June 1993.

Arthur V. Josephson,    55      Mr. Josephson has served as
 Jr.                            Clerk for the Company since September
                                1990. In addition to his responsibilities to the Company, Mr. Josephson has served as an accounting consultant to a number of clients in Massachusetts since 1985.
                                Mr. Josephson also served as the Treasurer of Assabet Valley Home Health Association,
                                Inc.,a visiting nurse agency,from 1977
                                through October 1994.


                         EXECUTIVE COMPENSATION

The following table sets forth the compensation for services in all capacities paid by the Company during the three fiscal years ended December 31, 1998 to the chief executive officer and the executive officers whose total cash compensation exceeded $100,000 during the fiscal year ended December 31, 1998, (collectively, the "Named Executive Officers"). The table excludes perquisites and other personal benefits which are less than 10% of the total annual salary and bonus for Named Executive Officers.


SUMMARY  COMPENSATION TABLE

                              Annual Compensation           Long Term
                                                           Compensation
                                                         Securities Under-
        Name and Principal   Year     Salary       Bonus   lying Options
        Position                        $            $           #
        Dr. Joel B. Searcy   1998   $132,000
        Chairman             1997    132,000                   10,000
                             1996    120,000                   10,000

        David T. Mckay       1998   $160,000       9,334       50,000
        President and Chief  1997     93,334 (1)              150,000
        Executive Officer

        (1) Represents salary from June 1, 1997, the date on which Mr. McKay commenced employment

                   OPTION GRANTS IN THE LAST FISCAL YEAR

The following table sets forth each grant of stock options made during the year ended December 31, 1998 to each Named Executive Officer who received options during such year.

                                                                  (1)
                                                           Potential Realized
                Number of    % of Total                    Value at Assumed
                Securities   Options                       Annual Rates of
                Underlying   Granted to                    Stock Price
                Options      Employees in Exercise Expir-  Appreciation
                Granted      Fiscal year  Price    ation   for Option Term
   Name           (#)          (%)        ($/sh)    Date    5%        10%

David T. McKay   50,000       54.1%        1.37  9/27/08  $42,470  $109,168

(1) Potential realizable values are based on the fair market value per share as determined by the Company on the date of the grant and represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The dollar amounts set forth in these columns are the results of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission, and are not intended to forecast future appreciation, if any, of the Company's Common Stock price. There can be no assurance that such potential realizable values will not be more or less than that indicated in the table above.


                        EMPLOYMENT AGREEMENTS

        Dr. Joel B. Searcy was employed by the Company pursuant to an employment agreement which commenced on November 8, 1990, and terminated on December 31, 1993, but which was renewed through April 30, 1997. On May 30, 1997, Dr. Searcy entered into a new employment agreement with the Company which terminates on December 31, 1999, under which Dr. Searcy will serve as Chairman of the Board of the Company. The term of the employment agreement will automatically renew for an additional one year term if neither party gives' the other notice of its intent not to renew at least 180 days prior to the expiration date of the initial term or any extensions thereof. Pursuant to his new employment agreement, Dr. Searcy is to receive a base salary of $132,000 per annum, the use of an automobile and certain other fringe benefits during the term of the agreement. In addition, Dr. Searcy may receive bonus compensation, including grants of stock options or other equity of the Company, at the discretion of the Board of Directors of the Company.

        Pursuant to Dr. Searcy's employment agreement, Dr. Searcy may be terminated by the Company at any time upon written notice to Dr. Searcy with or without cause or by Dr. Searcy upon a constructive termination, change of control of the Company or upon two months prior written notice. In the event that Dr. Searcy's employment is terminated by the Company for cause (as defined in the employment agreement) or voluntarily by Dr. Searcy, Dr. Searcy will be entitled only to compensation and benefits accrued through the date of such termination. If Dr. Searcy's employment is terminated as the result of constructive termination (as defined in the agreement) or by the Company without cause, he will receive (i) his base salary and all fringe benefits until the later of twelve months from the date of termination or the expiration date of the employment agreement and
(ii) an additional bonus amount for each twelve month portion of such period equal to the highest annualized bonus paid to him during the term. In the event that Dr. Searcy's employment is terminated which 90 days following a change of control, he will be entitled to receive, in addition to all compensation and benefits accrued through the date of such termination, a lump sum amount equal to 2.99 multiplied by the sum of (i) his base salary and (ii) all bonus compensation paid or payable for the most recent year. For purposes of Dr. Searcy's employment agreement, a "change of control" is defined as (i) the election at a meeting of the Company's stockholders of directors, a majority of whom are not nominated by the incumbent Board of Directors, or (ii) the acquisition by any person or entity, other than the Company, Dr. Searcy or any group with which he is affiliated, or any person who was a member of the Board of Directors of the Company as of June 1, 1997, of beneficial ownership of 30% or more of the securities entitled to vote for the election of directors, subject to certain exceptions set forth in the agreement.

        Pursuant to Dr. Searcy's employment agreement, for a period of twenty-four months following termination of his employment with the Company, Dr. Searcy will not compete directly or indirectly, with any service or product made or sold by the Company without the Company's prior written consent. In addition, during the term of his employment and for a period of twenty-four months following the termination thereof, Dr. Searcy may not, directly or indirectly, (i) recruit employees of the Company or induce them to terminate their employment with the Company or (ii) contact, solicit, or sell to any of the customers or prospective customers of the Company.

        David T. McKay entered into an employment agreement with the Company, dated as of May 30, 1997, pursuant to which Mr. McKay will serve as President and Chief Executive Officer of the Company for a term commencing on June 1, 1997, and terminating on the first anniversary thereof. The term of the employment agreement will automatically renew for any additional one year term if neither party give the other notice of its intent not to renew at least 90 days prior to the expiration date and, unless 90 days non-renewal notice is given by either party prior to the end of such first renewal period, the agreement will automatically extend for an additional two year period. Pursuant to his employment agreement, Mr. McKay is to receive a base salary of $160,000 per annum, additional contractual salary based on performance levels, including grants of stock options or other equity of the Company, at the discretion of the Board of Directors of the Company, and certain other fringe benefits during the term of the agreement. The employment agreement also provides for the grant of fully-vested options to purchase 50,000 shares of the common stock of the Company on the commencement date of his employment and on August 25, 1997, to purchase 100,000 shares of the common stock of the Company which vest at the rate of 25% per year.

        Except as described below, the termination provisions of Mr. McKay's employment agreement are substantially identical to those in Mr. Searcy's employment agreement, describe above. In the event that during (a) the first year or (b) second year of Mr. McKay's employment with the Company, his employment is terminated as the result of constructive termination (as defined in the employment agreement) or by the Company without cause, in addition to compensation and benefits accrued through the date of such termination, he will only be entitled to receive his base salary and all fringe benefits and additional bonus amounts for an additional (a) three months period or (b) six month period, respectively.

        Mr. McKay's employment agreement includes non-competition and non-solicitation provisions which are substantially similar to those in Dr. Searcy's employment agreement described above.

        Richard C. Becker entered into an employment agreement with the Company, dated as of May 30, 1997, pursuant to which Mr. Becker will serve as Vice President of the Company for a term commencing June 1, 1997 and terminating on December 31, 1999. The term of the employment agreement will automatically renew for an additional one year term if neither party gives the other notice of its intent not to renew at least 180 days prior to the expiration date of the initial term of any extensions thereof. Pursuant to his employment agreement, Mr. Becker is to receive a base salary of $93,500 per annum, bonus compensation, including grants of stock options or other equity of the Company, at the discretion of the Board of Directors of the Company, and certain other fringe benefits during the term of the agreement.

        Mr. Becker's employment agreement contains termination provisions, and non-competition and non-solicitation provisions which are substantially similiar to those in Dr. Searcy's employment agreement described above.



                        1990 STOCK OPTION PLAN

       The Company maintains the Pamet Systems, Inc. 1990 Stock Option Plan (the "1990 Plan"), which was adopted by the Board and approved by the stockholders of the Company in September 1990. The 1990 Plan, which has a maximum of 400,000 shares of Common Stock reserved for issuance, provides for the discretionary grant of options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to key employees of the Company and of non-qualified stock options to key employees and consultants (but not non-employee directors) of the Company, and for the automatic grant of non-qualified options to non-employee directors of the Company. See "The Board of Directors and its Committees". The maximum number of shares available under the 1990 Plan have been granted.



                        1998 STOCK OPTION PLAN

       The Company maintains the Pamet Systems, Inc. 1998 Stock Option Plan (the "1998 Plan"), which was adopted by the Board and approved by the stockholders of the Company in June 1998. The 1998 Plan, which has a maximum of 250,000 shares of Common Stock reserved for issuance, provides for the discretionary grant of options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to key employees of the Company and of non-qualified stock options to key employees and consultants (but not non-employee directors) of the Company. The maximum number of shares of Common Stock that may be granted as options under the 1998 Plan to any participant in any calendar year may not exceed 100,000 shares. The 1998 Plan is administered by a committee of the Board of Directors which has broad discretion in the operation and administration of the 1998 Plan. As of April 30, 1999, 166,500 shares were available for grant under the 1998 Plan.


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1997, in order to provide the Company with working capital funding, the Company entered in to an agreement with Dr. Stanley J. Robboy a stockholder and director pursuant to which he agreed to lend money to the Company. The agreement provided for a partially secured $300,000 line of credit with interest on the outstanding balance payable at the rate of 12% per annum. In connection with the loan, Dr. Robboy was granted warrants for the purchase of up to 100,000 shares of common stock at a price of $2.00 per share. Dr. Joel B. Searcy and Mr. Richard C. Becker were each granted 10,000 options priced at $2.00 in return for their guarantee of a portion of Dr. Robboy's line of credit. On November 6, 1998 Dr. Robboy converted his line of credit to a convertible promissory note with interest payable
at the rate of     % per annum. The note is convertible until February 28,
2001 into 109,090 shares of Common Stock. In connection with the note Dr. Robboy was granted a five year warrant to purchase 30,000 shares of Common Stock at a price of $2.75.

On April 14, 1997 the Company issued 200,000 shares to Rogow Opportunity Capital (ROC) a principal of which is Bruce Rogow, a stockholder and Director of the Company, for an aggregate purchase price of $550,000 based on a purchase price of $2.75 per share. On January 6, 1998 the Company entered into an agreement with ROC to lend the Company $200,000 at an interest rate of 12% per annum. On January 30, 1998 ROC agreed to lend the Company an additional $100,000 at an interest rate of 12% per annum. On March 2, 1998 the Company issued ROC 125,000 shares of Common Stock for an aggregate purchase price of $531,250, based on a purchase price of $4.25 per share. In payment of $300,000 of the purchase price for these shares, ROC surrendered the January 6 and January 30 notes. In connection with this agreement ROC was granted a five year warrant to purchase 31,250 shares of Common Stock at a price of $4.25 per share. On June 11, 1998 the Company entered into an agreement with ROC pursuant to which ROC provided the Company with a $200,000 loan due with interest payable at a rate of 10% per annum. On July 31, 1998 ROC lent an additional $100,000 to the Company with interest payable at a rate of 12% per annum. On November 6, 1998 ROC converted the June 11 and July 31 loans to a convertible promissory note. The note is convertible until February 28, 2001 into 206,896 shares of Common Stock at a price of $1.45 per share. In connection with the note ROC was granted a five year warrant to purchase 120,000 shares of Common Stock at a price of $2.75 per share.

On November 13, 1998 the Company entered into an agreement with the William James Bell 1993 Trust. The Bell Trust loaned the Company $250,000 and was given a convertible promissory note. The note is convertible until November 12, 2000 into 172,413 shares of Common Stock at a price of $1.45 per share. In connection with the note the Bell Trust was granted a five year warrant to purchase 172,413 shares of Common Stock at a price of $1.45 per share. On February 8, 1999 the Bell Trust loaned the Company an additional $250,000 and was given a convertible promissory note. The note is convertible until February 7, 2001 into 100,000 shares of Common Stock at a price of $2.50 per share. In connection with the note the Bell Trust was granted a five year warrant to purchase 100,000 shares of Common Stock at a price of $2.50 per share.




                RELATIONSHIP WITH INDEPENDENT AUDITORS

Representatives of Carlin Charron & Rosen LLP, the Company's auditors, are expected to be present at the meeting. The representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

All stockholder proposals which are intended to be presented at the next Annual Meeting of Stockholders of the Company contemplated to be held in 2000 must be received by the Company on or before January 4, 2000, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.


MISCELLANEOUS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

A copy of the Company's Annual report on Form 10-KSB for the fiscal year ended December 31, 1998 is available without charge from Investor
Relations, Pamet Systems, Inc., 1000 Main Street, Acton, Massachusetts 01720, Telephone: (978) 263-2060.

                            By order of the Board of Directors


                            ARTHUR V. JOSEPHSON, Jr.
                            Clerk


Acton, Massachusetts
May 5, 1999


          PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD NOW.